                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 21, 1994

            PCS HOLDING CORPORATION (FORMERLY MCKESSON CORPORATION)

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                   1-9626                     94-3207296
      (STATE OR OTHER JURISDIC-        (COMMISSION                (IRS EMPLOYER
      TION OF INCORPORATION)           FILE NUMBER)             IDENTIFICATION NO.)

         LILLY CORPORATE CENTER, INDIANAPOLIS, INDIANA        46285
               (ADDRESS OF PRINCIPAL EXECUTIVE             (ZIP CODE)
                           OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (317) 276-2000

     MCKESSON CORPORATION, MCKESSON PLAZA, ONE POST STREET, SAN FRANCISCO,
                                CALIFORNIA 94104

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEMS 1 AND 2.  CHANGES IN CONTROL OF REGISTRANT; DISPOSITION OF ASSETS

  On November 21, 1994, ECO Acquisition Corporation, a Delaware corporation ("ECO") and a wholly-owned subsidiary of Eli Lilly and Company, an Indiana corporation ("Lilly"), pursuant to an Offer to Purchase, dated July 15, 1994 (the "Offer"), purchased 42,135,998 shares of the common stock, par value $2.00 per share (the "Shares"), of McKesson Corporation, a Delaware corporation (the "Company") for $76.00 net per Share. The Shares so purchased represented approximately 94% of the Shares outstanding on such date.

  Pursuant to the Agreement and Plan of Merger, dated July 10, 1994, as amended, by and among ECO, Lilly and the Company (the "Merger Agreement"), on November 30, 1994, pursuant to Section 253 of the Delaware General Corporation Law, ECO was merged with and into the Company (the "Merger") and the Company was renamed PCS Holding Corporation. Upon the consummation of the Merger, each outstanding Share (other than Shares acquired by ECO in the Offer, Shares owned by a subsidiary of the Company and Shares as to which appraisal rights are perfected) was converted into the right to receive $76.00 in cash without interest. Prior to the expiration of the Offer, the Company completed a spin-off (the "Spin Off") to its stockholders of record on November 19, 1994 of the common stock of a newly created corporation that held all of the Company's businesses and subsidiaries other than its pharmaceutical benefits management business (the "Retained Business"). Accordingly, upon consummation of the Offer and the Merger, the Company, then consisting solely of the Retained Business, became a wholly-owned subsidiary of Lilly.

  In connection with the Spin Off, the newly created corporation ("New McKesson") assumed various liabilities of the Company not related to the Retained Business, including the Company's obligations, aggregating approximately $239 million in principal amount as of October 31, 1994, under its 4 1/2% Exchangeable Subordinated Debentures due 2004, its 8 5/8% Notes due February 1, 1998 and its 8 3/4% Series B Medium Term Notes due February 4, 1997 (collectively, the "Public Indebtedness"). New McKesson has indemnified the Company and Lilly with respect to liabilities under the Public Indebtedness and agreed to seek consents from the holders of the Public Indebtedness to the release of the Company from its obligations thereunder. Pending receipt of such releases, the Company remains a co-obligor with New McKesson with respect to the Public Indebtedness.

  On November 21, 1994, the Board of Directors of the Company accepted the resignations of Ms. Friedman and Messrs. Harvey, Keller, Piettruski, Shaw and Waterman. In addition, consistent with the obligations under the Merger Agreement, on such date the Board of Directors of the Company elected Messrs. James M. Cornelius, Mitchell E. Daniels, Jr., Pedro P. Grandillo, and Sidney Taurel, who had been designated by Lilly pursuant to Section 1.4 of the Merger Agreement, as directors of the Company. On November 30, 1994, upon consummation of the Merger, Mrs. Leslie L. Luttgens and Messrs. James M. Cornelius, Pedro P. Grandillo, David E. McDowell and Alan Seelenfreund were removed from the Board and Mr. Michael S. Hunt was elected a director by stockholder consent. Thus, the Company's Board of Directors now consists of Messrs. Mitchell E. Daniels, Jr., Michael S. Hunt and Sidney Taurel.

  Lilly funded the acquisition of Shares pursuant to the Offer and the payment of approximately $640 million to the Company (as required by the Merger Agreement), and expects to fund the Merger and all transaction-related fees and expenses (all of which are expected to total approximately $4.1 billion), with the proceeds of a $4.0 billion commercial paper program and internally generated funds. On October 21, 1994, Lilly entered into agency agreements with Morgan Stanley & Co. Incorporated, Goldman Sachs Money Markets, L.P. and Lehman Brothers Inc. pursuant to which each such firm agreed to act as an agent for the private placement of commercial paper issued by Lilly. Commercial paper issued by Lilly are unsecured obligations of Lilly having maturities not exceeding 270 days from the date of issuance. The commercial paper has been rated A-1+ by Standard & Poor's Corporation and P-1 by Moody's Investors Service.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 Financial Statements

                                   PCS GROUP

                    CONDENSED COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               SIX MONTHS
                                                          ENDED SEPTEMBER 30,
                                                          ---------------------
                                                             1994       1993
                                                          ----------  ---------
Revenues................................................. $  103,136  $  76,363
                                                          ----------  ---------
Expenses
 Cost of services rendered...............................     56,350     36,236
 Selling, general and administrative.....................     26,654     17,908
 Interest (income) expense--net..........................       (453)       (13)
                                                          ----------  ---------
   Total expenses........................................     82,551     54,131
                                                          ----------  ---------
Income before taxes on income............................     20,585     22,232
Taxes on income..........................................      8,646      9,538
                                                          ----------  ---------
Net income............................................... $   11,939  $  12,694
                                                          ==========  =========



       See accompanying notes to condensed combined financial statements.

                                   PCS GROUP

                        CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                   SEPTEMBER 30,
                                                                       1994
                                                                   -------------
ASSETS
Current Assets
  Cash and short-term investments.................................   $  2,990
                                                                     --------
  Receivables
    Service fees..................................................     45,806
    Claim reimbursements and rebate receivables...................    353,821
    Other, including officers and employees.......................      1,460
    Allowance for doubtful accounts...............................     (1,684)
                                                                     --------
      Receivables--net............................................    399,403
  Prepaids and other..............................................      6,816
  Deferred income taxes...........................................      3,136
                                                                     --------
      Current assets..............................................    412,345
                                                                     --------
Property--net.....................................................     84,386
Goodwill--net.....................................................     65,360
Other Assets......................................................     23,140
                                                                     --------
        Total Assets                                                 $585,231
                                                                     ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
  Claims and rebates payable......................................   $174,386
  Checks outstanding..............................................    212,958
  Due to McKesson.................................................     57,602
  Deposits........................................................     20,439
  Accrued and other liabilities...................................     22,947
                                                                     --------
      Current liabilities.........................................    488,332
                                                                     --------
Non Current Liabilities
  Deferred income taxes...........................................      5,970
  Postretirement obligations......................................        900
  Deferred compensation...........................................      2,052
                                                                     --------
      Non current liabilities.....................................      8,922
                                                                     --------
Commitments and Contingencies (Note 4)
Stockholder's Equity
  Combined common stock and other capital.........................     45,614
  Combined retained earnings......................................     42,363
                                                                     --------
      Stockholder's equity........................................     87,977
                                                                     --------
        Total Liabilities and Stockholder's Equity................   $585,231
                                                                     ========

       See accompanying notes to condensed combined financial statements.

                                   PCS GROUP

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                            SIX MONTHS ENDED
                                                             SEPTEMBER 30,
                                                           -------------------
                                                             1994       1993
                                                           ---------  --------
Operating Activities
  Net income.............................................. $  11,939  $ 12,694
  Adjustments to reconcile to net cash provided (used) by
   operating activities
    Depreciation and amortization.........................     8,032     6,243
    Deferred income taxes.................................       470     2,111
                                                           ---------  --------
      Total...............................................    20,441    21,048
                                                           ---------  --------
  Effect of changes in
    Receivables...........................................  (107,211)  (43,089)
    Claims and rebates payable............................   (76,004)   44,704
    Checks outstanding....................................   164,040   (10,501)
    Accrued and other liabilities.........................    (4,036)   (3,789)
    Other.................................................    (4,130)     (685)
                                                           ---------  --------
      Total...............................................   (27,341)  (13,360)
                                                           ---------  --------
      Net cash provided (used) by operating activities....    (6,900)    7,688
                                                           ---------  --------
  Investing Activities
    Acquisition of businesses.............................      (553)  (34,704)
    Capital expenditures..................................    (6,518)  (12,206)
    Property retirements..................................       674       --
    Other.................................................    (3,284)     (320)
                                                           ---------  --------
      Net cash used by investing activities...............    (9,681)  (47,230)
                                                           ---------  --------
  Financing Activities
    Short-term borrowings from McKesson...................    12,602    43,681
    Deferred compensation.................................       999       412
                                                           ---------  --------
      Net cash provided by financing activities...........    13,601    44,093
                                                           ---------  --------
  Net increase (decrease) in cash and short-term
   investments............................................    (2,980)    4,551
  Cash and short-term investments at beginning of period..     5,970     8,305
                                                           ---------  --------
  Cash and short-term investments at end of period........ $   2,990  $ 12,856
                                                           =========  ========


       See accompanying notes to condensed combined financial statements.

                                   PCS GROUP

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. Basis of Presentation

  The accompanying condensed combined financial statements include PCS Health Systems, Inc. and its subsidiaries ("PCS"), Clinical Pharmaceuticals, Inc. and its subsidiary ("CPI") and an equity interest in Integrated Medical Systems ("IMS"), collectively defined as the "PCS Group" or the "Company". McKesson Corporation ("McKesson") at September 30, 1994 owned 100% of the outstanding common stock of PCS and CPI and the equity interest in IMS. On July 10, 1994, McKesson entered into an Agreement and Plan of Merger ("Agreement") to sell the PCS Group, see Note 3. The accompanying condensed combined financial statements have been prepared in connection with this Agreement.

  All significant intercompany balances and transactions have been eliminated.

2. Interim Financial Statements

  In the opinion of the Company, these unaudited condensed combined financial statements include all adjustments necessary to a fair presentation of the Company's financial position as of September 30, 1994 and the results of its operations and its cash flows for the six months then ended. Such adjustments were of a normal recurring nature.

  The results of operations for the six months ended September 30, 1994 and 1993 are not necessarily indicative of the results for the full year.

  It is suggested that these financial statements be read in conjunction with the financial statements, accounting policies and financial notes thereto included in the Company's March 31, 1994 annual financial statements.

3. Proposed Sale of the PCS Group

  On July 10, 1994, McKesson entered into an Agreement providing for the acquisition by Eli Lilly and Company ("Lilly") of the PCS Group. On November 21, 1994, a Lilly subsidiary acquired through a tender offer approximately 95% of McKesson after the distribution by McKesson of all its businesses other than the PCS Group.

4. Contingencies

  The Company has entered into capitation contracts with certain customers in the ordinary course of business. These contracts provide that the Company assume varying percentages of the risk associated with claims experience differing from fixed fee arrangements under managed care programs. During the six months ended September 30, 1994, the Company recorded loss provisions totalling $6,400,000 related to these contracts.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder of PCS Group:

  We have audited the accompanying combined balance sheets of PCS Group (defined in Note 1 to the combined financial statements) as of March 31, 1994, 1993 and 1992, and the related combined statements of income, stockholder's equity and cash flows for the years then ended. The companies defined in Note 1 to the combined financial statements are under common ownership and common management. These financial statements are the responsibility of PCS Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the combined financial position of PCS Group at March 31, 1994, 1993 and 1992, and the combined results of their operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.

  As discussed in Note 1 to the combined financial statements, in 1992 PCS Group changed its method of accounting for postretirement benefits other than pensions to conform with Statement of Financial Accounting Standards No. 106.


DELOITTE & TOUCHE LLP

Phoenix, Arizona
August 19, 1994

                                   PCS GROUP

                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                      YEAR ENDED MARCH 31,
                                                  -----------------------------
                                                    1994      1993      1992
                                                  --------- --------- ---------
Revenues (Note 1)...............................  $ 173,495 $ 111,457 $ 102,463
                                                  --------- --------- ---------
Expenses (Note 1)
  Cost of services rendered.....................     84,668    43,423    40,106
  Selling, general and administrative...........     43,901    35,947    31,800
  Interest expense..............................         68        73     2,424
                                                  --------- --------- ---------
    Total expenses..............................    128,637    79,443    74,330
                                                  --------- --------- ---------
Income before taxes on income...................     44,858    32,014    28,133
Taxes on income (Note 3)........................     19,252    13,378    11,845
                                                  --------- --------- ---------
Income before cumulative effect of accounting
 change.........................................     25,606    18,636    16,288
Cumulative effect of accounting change (Note 1).        --        --       (540)
                                                  --------- --------- ---------
Net income......................................  $  25,606 $  18,636 $  15,748
                                                  ========= ========= =========




            See accompanying notes to combined financial statements.

                                   PCS GROUP

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                         MARCH 31,
                                               -------------------------------
                                                 1994       1993       1992
                                               ---------  ---------  ---------
ASSETS
Current Assets
  Cash and short-term investments (Note 1).... $   5,970  $   8,305  $     280
                                               ---------  ---------  ---------
  Receivables
    Service fees..............................    13,056     11,852      8,778
    Claim reimbursements and rebate
     receivables (Note 1).....................   280,444    119,343    102,212
    Other, including officers and employees...       705        537        435
    Allowance for doubtful accounts...........    (2,013)    (2,726)    (1,469)
                                               ---------  ---------  ---------
      Receivables--net........................   292,192    129,006    109,956
  Prepaids and other..........................     6,686      1,271      1,623
  Deferred income taxes (Note 3)..............     1,619      1,844        729
                                               ---------  ---------  ---------
      Current assets..........................   306,467    140,426    112,588
                                               ---------  ---------  ---------
  Property--net (Notes 1 and 4)...............    85,348     69,886     65,088
  Goodwill--net (Notes 1 and 2)...............    70,106     38,352     39,564
  Other Assets (Note 2).......................    15,225      7,327      2,379
                                               ---------  ---------  ---------
      Total Assets............................ $ 477,146  $ 255,991  $ 219,619
                                               =========  =========  =========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
  Claims and rebates payable (Note 1)......... $ 250,390  $ 105,889  $  87,980
  Checks outstanding (Note 1).................    48,918     57,682     57,302
  Due to McKesson (Note 5)....................    45,000      4,365      7,464
  Deposits....................................    20,980     20,075     19,855
  Accrued and other liabilities...............    26,442     11,675     10,373
                                               ---------  ---------  ---------
      Current liabilities.....................   391,730    199,686    182,974
                                               ---------  ---------  ---------
Non Current Liabilities
  Deferred income taxes (Note 3)..............     7,425      4,735      4,229
  Postretirement obligations (Note 1).........       900        900        900
  Deferred compensation.......................     1,053        666        148
                                               ---------  ---------  ---------
      Non current liabilities.................     9,378      6,301      5,277
                                               ---------  ---------  ---------
Commitments and Contingencies (Notes 7 and 8)
Stockholder's Equity
  Combined common stock and other capital.....    45,614     45,614     45,614
  Combined retained earnings (deficit)........    30,424      4,390    (14,246)
                                               ---------  ---------  ---------
      Stockholder's equity....................    76,038     50,004     31,368
                                               ---------  ---------  ---------
      Total Liabilities and Stockholder's
       Equity................................. $ 477,146  $ 255,991  $ 219,619
                                               =========  =========  =========

            See accompanying notes to combined financial statements.

                                   PCS GROUP

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                            COMMON STOCK                  RETAINED        COMBINED    TOTAL
                          NUMBER OF SHARES   OTHER   EARNINGS (DEFICIT)   RETAINED    STOCK-
                          ----------------  CAPITAL  ---------------------EARNINGS   HOLDER'S
                            PCS      CPI      PCS       PCS        CPI    (DEFICIT)   EQUITY
                          -------- -------- -------- ----------  ------------------  --------
Balances, March 31, 1991
 (Note 1)...............       100          $ 45,614 $  (29,994) $        $ (29,994) $ 15,620
Net income..............                                 15,748              15,748    15,748
                          -------- -------- -------- ----------  -------- ---------  --------
Balances, March 31, 1992       100            45,614    (14,246)            (14,246)   31,368
Net income..............                                 18,636              18,636    18,636
                          -------- -------- -------- ----------  -------- ---------  --------
Balances, March 31,
 1993...................       100            45,614      4,390               4,390    50,004
Acquisition of CPI (Note
 2).....................                100
Net income..............                                 24,050     1,556    25,606    25,606
Other...................                                    428                 428       428
                          -------- -------- -------- ----------  -------- ---------  --------
Balances, March 31,
 1994...................       100      100 $ 45,614 $   28,868  $  1,556 $  30,424  $ 76,038
                          ======== ======== ======== ==========  ======== =========  ========

  PCS's capital structure includes $0.01 par value preferred stock; 10,000,000 shares authorized; no shares outstanding and $0.01 par value common stock; 1,000 shares authorized; 100 shares outstanding.

  CPI's capital structure includes $0.01 par value common stock; 1,000 shares authorized; 100 shares outstanding.


            See accompanying notes to combined financial statements.

                                   PCS GROUP

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                     YEAR ENDED MARCH 31,
                                                  ----------------------------
                                                    1994      1993      1992
                                                  --------  --------  --------
Operating Activities
  Income before cumulative effect of accounting
   change........................................ $ 25,606  $ 18,636  $ 16,288
  Adjustments to reconcile to net cash provided
   by operating activities
    Depreciation and amortization................   13,394     9,350    11,064
    Provision for losses on receivables..........     (178)      546     1,347
    Deferred income taxes........................    2,915      (609)     (313)
                                                  --------  --------  --------
      Total......................................   41,737    27,923    28,386
                                                  --------  --------  --------
Effect of changes in
  Receivables.................................... (156,707)  (19,596)    2,265
  Claims and rebates payable.....................  144,507    17,909    24,133
  Checks outstanding.............................   (8,764)      380   (38,214)
  Accrued and other liabilities..................    8,084     1,521     3,623
  Other..........................................   (5,393)      352      (149)
                                                  --------  --------  --------
      Total......................................  (18,273)      566    (8,342)
                                                  --------  --------  --------
      Net cash provided by operating activities..   23,464    28,489    20,044
                                                  --------  --------  --------
Investing Activities
  Acquisition of businesses (Note 2).............  (40,335)      --        --
  Capital expenditures...........................  (26,122)  (12,994)   (2,298)
  Property retirements...........................       68        58         5
  Other..........................................     (432)   (4,947)   (1,563)
                                                  --------  --------  --------
      Net cash used by investing activities......  (66,821)  (17,883)   (3,856)
                                                  --------  --------  --------
Financing Activities
  Short-term borrowings from McKesson (Note 5)...   40,635    (3,099)    7,734
  Deferred compensation..........................      387       518        79
  Payments for retirement of debt................      --        --    (24,150)
                                                  --------  --------  --------
      Net cash provided (used) by investing
       activities................................   41,022    (2,581)  (16,337)
                                                  --------  --------  --------
Net increase (decrease) in cash and short-term
 investments.....................................   (2,335)    8,025      (149)
Cash and short-term investments at beginning of
 year............................................    8,305       280       429
                                                  --------  --------  --------
Cash and short-term investments at end of year... $  5,970  $  8,305  $    280
                                                  ========  ========  ========

            See accompanying notes to combined financial statements.

                                   PCS GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  Organization and Significant Accounting Policies

  Basis of Presentation--The accompanying combined financial statements include PCS Health Systems, Inc. and its subsidiaries ("PCS"), Clinical Pharmaceuticals, Inc. and its subsidiary ("CPI") and an equity interest in Integrated Medical Systems ("IMS"), collectively defined as the "PCS Group" or the "Company". CPI and IMS have been included in the accompanying financial statements since their respective dates of acquisition (see Note 2). McKesson Corporation ("McKesson") at March 31, 1994 owned 100% of the outstanding common stock of PCS and CPI and the equity interest in IMS. On July 10, 1994, McKesson entered into an Agreement and Plan of Merger ("Agreement") to sell the PCS Group, see Proposed Sale of the Company below. The accompanying combined financial statements have been prepared in connection with this Agreement.

  All significant intercompany balances and transactions have been eliminated.

  Business--The Company provides computer-based prescription drug claims processing and pharmacy benefit design, administration and management services to health plan sponsors, including, insurance companies, third party administrators, self-insured employers, and health maintenance and Blue Cross/Blue Shield organizations that underwrite or administer prescription benefit plans. The Company helps these customers manage the cost of prescription plans by providing drug utilization reviews, clinically-based formularies and generic substitution programs. The Company also operates an on-line electronic network to transmit medical, hospital, laboratory, clinical and billing information that links health care providers (physicians, hospitals and clinics) with health plan sponsors. RECAP (TM), the Company's on-line prescription claims management system, is linked with over 95% of retail pharmacies in the U.S.

  Transactions with McKesson Corporation--Certain expenses, principally employee benefits, are paid on behalf of, and charged to the Company by McKesson. In addition, the Company uses certain resources and administrative staff of McKesson, including financial, legal, tax, internal audit, accounting advice, and certain personnel and financial systems data processing and employee benefit services. The Company is charged a fee for these and other services and general liability and workers' compensation insurance premiums at an amount based on actual time or costs incurred. The Company paid McKesson $1,294,000, $946,000 and $979,000 in fiscal years 1994, 1993 and 1992, respectively, for the services; and, $400,000, $75,000 and $115,000 in fiscal years 1994, 1993 and 1992, respectively, for the insurance premiums.

  The Company participated in McKesson's cash management program as described in Note 5 and also participates in certain McKesson employee benefit plans, as described in Note 6.

  The accompanying financial statements reflect a distribution, retroactive to fiscal 1991, of a dividend (reflected as a reduction to the March 31, 1991 PCS retained earnings balance) to McKesson totalling $93,567,000.

  Proposed Sale of the Company--On July 10, 1994, McKesson entered into an Agreement providing for the acquisition by a subsidiary of Eli Lilly and Company ("Lilly") of the PCS Group. This transaction is subject to various conditions including provisions of the Hart-Scott-Rodino Act.

  Income Taxes--The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes".

  Cash and Short-Term Investments include all highly liquid debt instruments purchased with a maturity of three months or less.

                                   PCS GROUP

  Property is stated at cost and depreciated on the straight-line method over estimated useful lives of three to ten years. The buildings are depreciated over their estimated useful life of 35 years (see Note 4).

  Goodwill is amortized over 3 to 40 years and is stated net of accumulated amortization of $7,532,000, $5,158,000 and $3,946,000 at March 31, 1994, 1993
and 1992, respectively (see Note 2).

  Capitalized Software included in other assets reflects costs related to internally developed or purchased software for projects in excess of $100,000 that are capitalized and amortized on a straight-line basis over periods not exceeding five years.

  Claim Reimbursements Receivable and Claims Payable are recorded when the reimbursement request is received from a member pharmacy. Reimbursements for claim payments are not included in revenues, and payments to member pharmacies are not included in expenses. Checks outstanding are classified as liabilities because they are drawn on zero balance accounts.

  Revenues include claims processing fees that are accrued when the related claim is processed and approved for payment. Other revenues are generally recognized as the services are performed.

  Changes in Accounting Principles--During 1994, the Company adopted SFAS No. 112, "Employer's Accounting for Postemployment Benefits". This accounting change did not have a material effect on the Company's consolidated financial statements. In 1992, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". The cumulative effect of adopting this new standard resulted in a charge to net income of $540,000 net of a $360,000 tax benefit.

2.  Acquisitions

  In April 1993, McKesson purchased all the outstanding shares of CPI, an administrator of clinically based managed prescription drug benefit programs. The cost of the shares, which was paid in cash, was approximately $34,079,000 including transaction related costs. The acquisition, which has been accounted for as a purchase, resulted in additional goodwill of $34,820,000 which is being amortized over 25 years. The accompanying combined financial statements include CPI from the date of acquisition.

  In January 1994, McKesson purchased an approximate 15% interest in IMS, a developer of community medical information systems. IMS's networks link physicians with other health care providers, managed care organizations and health plan sponsors. McKesson paid an aggregate cash purchase price of $6,256,000 for 50,000 common shares and 1,250,000 convertible preferred shares (convertible 1 to 1 into common) of outstanding IMS stock. Such investment is accounted for under the cost method and is included in other assets. In addition, McKesson placed a $4,000,000 deposit in escrow toward the purchase of an additional 1,000,000 convertible preferred shares. On July 12, 1994, McKesson used the $4,000,000 deposit to acquire the additional convertible preferred shares, increasing the Company's ownership interest in IMS to approximately 24%.

  The impact on fiscal 1994 and 1993 revenues and net income, had the acquisitions occurred at the beginning of fiscal 1993, is not material.

3.  Taxes on Income

  The Company is included in McKesson's consolidated federal income tax return. The Company's tax provision has been computed as if the Company filed separate income tax returns. The provision for income taxes is made up of the following components:

                                   PCS GROUP

                                                       YEAR ENDED MARCH 31,
                                                    ---------------------------
                                                      1994     1993      1992
                                                    -------- --------  --------
                                                          (IN THOUSANDS)
      Current
        Federal.................................... $ 12,787 $ 11,099  $  9,403
        State......................................    3,503    2,868     2,406
        Foreign....................................       47       20       (11)
                                                    -------- --------  --------
          Total current............................   16,337   13,987    11,798
                                                    ======== ========  ========
      Deferred
        Federal....................................    2,294     (616)      113
        State......................................      621        7       (66)
                                                    -------- --------  --------
          Total deferred...........................    2,915     (609)       47
                                                    -------- --------  --------
            Total.................................. $ 19,252 $ 13,378  $ 11,845
                                                    ======== ========  ========

  Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. The Company's effective tax rate differs from the statutory federal income tax rate as follows:

                                                         YEAR ENDED MARCH 31,
                                                         ----------------------
                                                          1994    1993    1992
                                                         ------  ------  ------
      Statutory federal income tax rate.................   35.0%   34.0%   34.0%
      State income taxes................................    6.0     6.0     5.5
      Goodwill amortization and other...................    1.9     1.8     2.6
                                                         ------  ------  ------
          Effective tax rate............................   42.9%   41.8%   42.1%
                                                         ======  ======  ======

The deferred tax balances consisted of the following:

                                                      YEAR ENDED MARCH 31,
                                                     -------------------------
                                                      1994     1993     1992
                                                     -------  -------  -------
                                                         (IN THOUSANDS)
      Current Assets:
        Nondeductible accrual for:
          Allowances................................ $   608   $1,084  $   618
          Accrued vacation pay......................     560      443      311
        Other.......................................     451      317     (200)
                                                     -------  -------  -------
            Total................................... $ 1,619  $ 1,844  $   729
                                                     =======  =======  =======
      Noncurrent Liabilities:
        Nondeductible accrual for:
          Deferred compensation..................... $  (424) $  (265) $   (58)
          Postretirement plan.......................    (366)    (358)    (360)
        Accelerated depreciation....................   4,949    4,719    4,086
        Capitalized software........................   2,149      956      387
        Deferred costs of new programs..............   1,174     (358)     --
        CPI net operating loss carryforward.........  (3,442)     --       --
        Reserve--CPI net operating loss
         carryforward...............................   3,442      --       --
        Other.......................................     (57)      41      174
                                                     -------  -------  -------
            Total................................... $ 7,425  $ 4,735  $ 4,229
                                                     =======  =======  =======

  As the benefit of CPI's net operating loss is realized in future periods, a corresponding reduction in goodwill will be recorded.

                                   PCS GROUP

4.  Property

  Property is summarized as follows:

                                                      YEAR ENDED MARCH 31,
                                                   ----------------------------
                                                     1994      1993      1992
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
      Land........................................ $ 25,744  $ 25,744  $ 25,744
      Buildings and improvements..................   29,069    27,204    26,791
      Equipment...................................   64,934    51,181    42,580
      Furniture and fixtures......................   10,108     8,220     7,262
                                                   --------  --------  --------
        Total.....................................  129,855   112,349   102,377
      Accumulated depreciation....................  (44,507)  (42,463)  (37,289)
                                                   --------  --------  --------
        Property--net............................. $ 85,348  $ 69,886  $ 65,088
                                                   ========  ========  ========

  Depreciation expense was $11,020,000, $8,138,000 and $9,059,000 in fiscal 1994, 1993 and 1992, respectively.

5.  Due to McKesson

  The Company participated in McKesson's cash management program whereby the Company's cash receipts were transferred daily to a McKesson bank account and the Company's cash disbursements were funded by McKesson. The Company was charged interest expense on funds advanced by McKesson and received interest income on funds provided to McKesson, at McKesson's short-term borrowing rates. At March 31, 1994, McKesson converted the excess of disbursements funded by McKesson over cash receipts to a short-term credit line which is due on demand and bears interest at McKesson's short-term borrowing rates. During the three year period ended March 31, 1994, the amounts by which the Company's disbursements that McKesson funded, net of the Company's cash receipts, averaged $0 on a daily basis.

6.  Employee Benefit Plans

  The Company's employees are eligible to participate in a profit-sharing plan. The Company's contributions to the plan were $949,000, $625,000 and $548,000 in fiscal 1994, 1993 and 1992, respectively. The Company's employees are also eligible to participate in McKesson's health, retirement and certain other employee benefit plans. The expense of these benefit plans was approximately $5,720,000, $4,663,000 and $3,946,000 ($4,925,000, $3,995,000 and $3,442,000
for the health plan benefit) in fiscal 1994, 1993 and 1992, respectively.

7.  Lease Commitments

  The Company leases facilities and equipment under operating leases that expire on various dates through September 2000. Rent expense was $4,051,000, $2,127,000 and $1,912,000 in fiscal 1994, 1993 and 1992, respectively. As of
March 31, 1994, future minimum lease payments are as follows:

                                                            YEAR ENDING MARCH 31
                                                            --------------------
                                                               (IN THOUSANDS)
        1995...............................................       $ 1,136
        1996...............................................         1,135
        1997...............................................           925
        1998...............................................           723
        1999 and thereafter................................         1,331
                                                                  -------
          Total............................................       $ 5,250
                                                                  =======

                                   PCS GROUP

8.  CONTINGENCIES

  Subsequent to year end, the Company entered into capitation contracts with certain customers in the ordinary course of business. These contracts provide that the Company assume varying percentages of the risk associated with claims experience differing from fixed fee arrangements under managed care programs. During the three months ended June 30, 1994, the Company recorded loss provisions totalling $3,700,000 related to these contracts.

  The Company is subject to various claims, including claims related to certain sales/use tax matters, and possible legal actions brought by plan sponsors for alleged errors or omissions arising out of the ordinary course of business. The Company has in place insurance to cover certain claims subject to a $1,000,000 deductible. Management believes that it has adequate reserves against potential losses and that the outcome of such claims will not have a material adverse effect on the Company's combined financial position or results of operations.

9.  SUPPLEMENTAL CASH FLOW DISCLOSURES

  Income taxes totalling $16,806,000, $15,140,000 and $14,792,000 were paid, primarily to McKesson in fiscal 1994, 1993 and 1992, respectively. Interest totalling $18,000, $81,000 and $2,433,000 was paid in fiscal 1994, 1993 and
1992, respectively.

10.  SIGNIFICANT CUSTOMER

  During 1994 one customer accounted for 17% of the Company's revenues.

11.  EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS'
REPORT

  On November 21, 1994, a subsidiary of Lilly acquired through a tender offer approximately 95% of McKesson after the distribution by McKesson of the common stock of a new corporation that held all of McKesson's businesses other than the PCS Group. The new created corporation ("New McKesson") assumed various liabilities of McKesson not related to the businesses of the PCS Group, including McKesson's obligations, aggregating approximately $239 million in principal amount as of October 31, 1994, under its 4 1/2% Exchangeable Subordinated Debentures due 2004, its 8 5/8% Notes due February 1, 1998 and its 8 3/4% Series B Medium Term Notes due February 4, 1997 (collectively, the "Public Indebtedness"). New McKesson has indemnified McKesson with respect to liabilities under the Public Indebtedness and agreed to seek consents from the holders of the Public Indebtedness to the release of McKesson from its obligations thereunder. Pending receipt of such releases, McKesson remains a co-obligor with New McKesson with respect to the Public Indebtedness.

 Exhibits
  2.1     Agreement and Plan of Merger, dated July 10, 1994 (the "Merger
          Agreement"), among the Company, Lilly and ECO, filed as Exhibit 3 to the Company's Schedule 14D-9 dated July 15, 1994 (incorporated herein by reference).
  2.2 Amendment, dated as of August 8, 1994, by and among the Company, Lilly and ECO, which amends the Merger Agreement, filed as Exhibit 15 to Amendment No. 2 to the Company's Schedule 14D-9 dated August 9,
          1994 (incorporated herein by reference).
  2.3     Restructuring and Distribution Agreement, dated as of July 10, 1994
          (the "Distribution Agreement"), by and among the Company, McKesson
          Corporation, a Maryland Corporation ("Maryland"), Clinical
          Pharmaceuticals, Inc. ("CPI"), PCS Health Systems, Inc. ("PCS") and
          SP Ventures, Inc. ("Newco"), filed as Exhibit 4 to the Company's
          Schedule 14D-9 dated July 15, 1994 (incorporated herein by reference).
  2.4 Amendment, dated as of October 10, 1994, by and among the Company, Maryland, CPI, PCS and Newco, which amends the Distribution
          Agreement, filed as Exhibit 21 to Amendment No. 4 to the Company's
          Schedule 14D-9 dated October 11, 1994 (incorporated herein by reference).
  2.5 Second Amendment, dated as of November 3, 1994, by and among the Company, Maryland, CPI, PCS and Newco, which amends the Distribution
          Agreement, filed as Exhibit 24 to Amendment No. 6 to the Company's
          Schedule 14D-9 dated November 7, 1994 (incorporated herein by reference).
  2.6     Closing Statement, dated November 21, 1994, among Lilly, ECO, the
          Company, Maryland, CPI, PCS and Newco, filed as Exhibit 28 to
          Amendment No. 9 to the Company's Schedule 14D-9 dated November 22,
          1994 (incorporated herein by reference).
 99.1 Form of agency agreement, dated October 21, 1994, between Lilly and Morgan Stanley & Co. Incorporated.
 99.2 Form of agency agreement, dated October 21, 1994, between Lilly and Goldman Sachs Money Markets, L.P.
 99.3 Form of agency agreement, dated October 21, 1994, between Lilly and Lehman Brothers Inc.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PCS HOLDING CORPORATION
                                                 (REGISTRANT)

                                              /s/ Mitchell E. Daniels, Jr.
                                          By: _________________________________
                                                 Mitchell E. Daniels, Jr.
                                                  Chairman and President

Dated: December 6, 1994

                                 EXHIBIT INDEX

  2.1 Agreement and Plan of Merger, dated July 10, 1994, among the Company, Lilly and ECO, filed as Exhibit 3 to the Company's Schedule 14D-9 dated July 15, 1994 (incorporated herein by reference).

  2.2 Amendment, dated as of August 8, 1994, by and among the Company, Lilly and ECO, which amends the Merger Agreement, filed as Exhibit 15 to Amendment No. 2 to the Company's Schedule 14D-9 dated August 9, 1994 (incorporated herein by reference).

  2.3 Restructuring and Distribution Agreement, dated as of July 10, 1994 (the "Distribution Agreement"), by and among the Company, McKesson Corporation, a Maryland Corporation ("Maryland"), Clinical
      Pharmaceuticals, Inc. ("CPI"), PCS Health Systems, Inc. ("PCS") and SP Ventures, Inc. ("Newco"), filed as Exhibit 4 to the Company's Schedule 14D-9 dated July 15, 1994 (incorporated herein by reference).

  2.4 Amendment, dated as of October 10, 1994, by and among the Company, Maryland, CPI, PCS and Newco, which amends the Distribution Agreement, filed as Exhibit 21 to Amendment No. 4 to the Company's Schedule 14D-9 dated October 11, 1994 (incorporated herein by reference).

  2.5 Second Amendment, dated as of November 3, 1994, by and among the Company, Maryland, CPI, PCS and Newco, which amends the Distribution Agreement, filed as Exhibit 24 to Amendment No. 6 to the Company's Schedule 14D-9 dated November 7, 1994 (incorporated herein by reference).

  2.6 Closing statement, dated November 21, 1994, among Lilly, ECO, the Company, Maryland, CPI, PCS and Newco, filed as Exhibit 28 to Amendment No. 9 to the Company's Schedule 14D-9 dated November 22, 1994 (incorporated herein by reference).

 99.1 Form of agency agreement, dated October 21, 1994, between Lilly and Morgan Stanley & Co. Incorporated.

 99.2 Form of agency agreement, dated October 21, 1994, between Lilly and Goldman Sachs Money Markets, L.P.

 99.3 Form of agency agreement, dated October 21, 1994, between Lilly and Lehman Brothers Inc.